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[LETTERHEAD OF WEINSTEIN SPIRA APPEARS HERE]


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use of our report dated August 17, 1998 on the financial statements of Deblan Corporation included in Mrs. Feilds' Holding Company, Inc. Registration Statement on Form S-4.


WEINSTEIN SPIRA & COMPANY P.C.

/S/Weinstein Spira & Company, P.C.

Houston, Texas
September 10, 1999